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                                                                    EXHIBIT 23.1


                             Consent of Independent
                               Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference of our reports dated September 19, 2001 relating to the consolidated financial statements of Novo Networks, Inc. (the Company), (formerly eVentures Group, Inc.) included in the Company's Form 10-K/A for the year ended June 30, 2001 into the Company's previously filed Registration Statement on Form S-8 (No. 333-43032).

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP


Dallas, Texas
February 14, 2002